                                                           Exhibit No. EX-99.h.4

                        ADMINISTRATIVE SERVICES AGREEMENT
                                     BETWEEN
                                    MGI FUNDS
                                       AND
                         MERCER GLOBAL INVESTMENTS, INC.

     AGREEMENT  made as of  ____________  __,  2005,  between  the MGI Funds,  a
Delaware  statutory  trust  (the  "Trust"),  on  behalf  of those  classes  (the
"Classes") of the series of the Trust (each a "Fund," and together, the "Funds")
listed in Exhibit A of this Agreement,  as amended from time to time, and Mercer
Global Investments, Inc. ("Mercer").

     In  consideration  of the mutual  promises  herein made, the parties hereby agree as follows:

     (1) Mercer agrees, during the term of this Agreement, to be responsible for
providing   certain   internal    administrative    services   (together,    the
"Administrative  Services")  to the  shareholders  of the  Classes of the Funds, including the following:

     (a)  attending to shareholder  correspondence,  requests and inquiries, and other communications with shareholders;

     (b)  assisting  with  exchanges  and with the  processing  of purchases and redemptions of shares;

     (c)  preparing  and  disseminating  information  and  documents  for use by beneficial shareholders; and

     (d)  monitoring and  overseeing  non-advisory  relationships  with entities providing services to the Classes, including the transfer agent.

     (2) As compensation for the Administrative Services provided by Mercer, the
Classes agree,  during the term of this Agreement,  to pay to Mercer,  a monthly fee equal,  on an annual basis, to the following  respective  percentages of the daily net assets of the respective Classes of each Fund:

                          Class Y-2 Shares: 0.05 of 1%
                          Class Y-1 Shares: 0.10 of 1%
                           Class S Shares: 0.15 of 1%

     As of the date of this Agreement, it is anticipated that any Administrative
Services  that are  performed by Mercer for Class Y-3 Shares will be de minimis, and therefore, Class Y-3 Shares will not be charged any administrative fees.

     (3) The internal  administrative  services  provided by Mercer to the Trust under this  Agreement are separate  from,  and unrelated to, the  administrative services  provided  by  Investors  Bank & Trust  Company  ("IBT")  to the  Trust
pursuant  to an  Administration  Agreement  between  the  Trust  and IBT,  dated
____________ __, 2005.

     (4)  This  Agreement   shall  remain  in  full  force  and  effect  through
____________  __,  2006  and  thereafter,  from  year  to  year,  to the  extent continuance is approved annually by the Board.

     (5) This  Agreement may be  terminated by the Trust,  at any time, on sixty
(60) days'  written  notice  without  payment  of  penalty,  provided  that such termination by the Trust shall be directed or approved by the vote of a majority of the  Trustees of the Trust in office at the time or by the vote of a majority of the outstanding  voting securities of the Trust (as defined by the 1940 Act).
This Agreement may be assigned with the prior written consent of the parties.

     (6) In the absence of willful misfeasance, bad faith or gross negligence on the part of Mercer,  or of  reckless  disregard  of its  duties and  obligations hereunder,  Mercer shall not be subject to liability  for any act or omission in the course of, or connected with, rendering services hereunder.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly  executed and  delivered by their duly  authorized  officers as of the date first written above.

                                           MGI FUNDS

                                           By:
                                                 Name:
                                                 Title:

                                           MERCER GLOBAL INVESTMENTS, INC.

                                           By:
                                                 Name:
                                                 Title:

                                                                       Exhibit A

                       MGI US Large Cap Growth Equity Fund
                                 Class S Shares
                                Class Y-1 Shares
                                Class Y-2 Shares

                       MGI US Large Cap Value Equity Fund
                                 Class S Shares
                                Class Y-1 Shares
                                Class Y-2 Shares

                     MGI US Small/Mid Cap Growth Equity Fund
                                 Class S Shares
                                Class Y-1 Shares
                                Class Y-2 Shares

                     MGI US Small/Mid Cap Value Equity Fund
                                 Class S Shares
                                Class Y-1 Shares
                                Class Y-2 Shares

                           MGI Non-US Core Equity Fund
                                 Class S Shares
                                Class Y-1 Shares
                                Class Y-2 Shares

                    MGI Core Opportunistic Fixed Income Fund
                                 Class S Shares
                                Class Y-1 Shares
                                Class Y-2 Shares

                     MGI US Short Maturity Fixed Income Fund
                                 Class S Shares
                                Class Y-1 Shares
                                Class Y-2 Shares